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EXHIBIT 23.1



                      CONSENT OF INDEPENDENT ACCOUNTANTS



         We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 22, 2001 relating to the financial statements, which appear in Newtek Capital, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.




/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP


New York, New York
July 25, 2001